SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: June 26, 2003

ADAIR INTERNATIONAL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas 000-10056 74-2142545
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation or organization) Identification No.)

2425 Fountainview Dr., Suite 215

Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosures

Adair Yemen Exploration Limited, ("AYEL") a wholly owned subsidiary of Adair International Oil and Gas, Inc. ("AIGI" and/or "Company") has been notified by the ICC International Court of Arbitration that the Final Award in the matter brought before the Tribunal (ICC Arbitration No. 11663/ESR/MS) by Occidental Yemen Sabatain, Inc. and Saba Yemen Oil Company Limited ("Claimants") v. Adair Yemen Exploration Limited ("Respondent") has been decided in favor of the Claimants.

The Final Award requires AYEL to assign all of it rights concerning it's 30% Working Interest in the Yemen Block 20 Production Sharing Agreement to Occidental Yemen Sabatain, Inc. Additionally the Award directs AYEL to pay Claimants the following amounts:

Category	Amount USD
Unpaid Cash Calls	$2,841,108
Accrued Interest on Unpaid Cash Calls*	$ 78,445
Damages	$ 111,255
Court Costs	$ 250,000
Claimants Legal Expenses	$1,174,845
Total	$4,455,653

* Respondent is ordered to pay interest at a rate of 3.338%, compounded monthly, from 16 March 2003 to the date of payment by it to the Claimants.

The Company is investigating its remaining legal options with the various courts which have jurisdiction in this matter.

Exhibits.

None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIR INTERNATIONAL OIL & GAS, INC.

By /s/ Richard G. Boyce Date: June 26, 2003
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Richard G. Boyce

President and Director